United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2006

Franklin Lake Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-21812	52-2352724
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

172 Starlite Street, So. San Francisco, CA 90480	(650) 588-0425
(Address of principal executive offices)	(Telephone No.)

_____________N / A__________________
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Annual Meeting of Stockholders was held on October 21, 2006. No action was taken because the required actions (election of directors and ratification of the auditor for the current year) had been taken by stockholders holding a majority of the outstanding stock acting by written consent without a meeting. Roger Graham, vice president - operations, invested $30,000 in company stock by exercising an option to acquire 230,770 shares at a price of $0.13 per share. Father Gregory Ofiesh, president and CEO, completed the second of two commitments he made to invest a total of $500,000 in the company.

Item 9.01 Exhibits

Exhibit No. 99.1 - Press Release announcing the information described in Item 8.01.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN LAKE RESOURCES INC.
(registrant)

Dated: November 10, 2006	By__/s/ Father Gregory Ofiesh__

Father Gregory Ofiesh
President, Chief Executive Officer